FIRST AMENDMENT TO BOOKING CONTRACT

This First Amendment to Booking Contract (“First Amendment”), effective as of October 7, 2016, is by and between WORLD WRESTLING ENTERTAINMENT, INC. (“Promoter”), with offices at 1241 East Main Street, Stamford, Connecticut 06902, and STEPHANIE MCMAHON-LEVESQUE (“Wrestler”), with respect to a certain Booking Contract by and between Promoter and Wrestler effective as of October 7, 2013 (the “Agreement”).

In consideration of the promises, covenants and agreements set forth herein and for other good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

The parties agree that the “Term” of the Agreement shall be extended to run an additional three years.  Thereafter, the Term shall extend on a year-to-year basis unless either party terminates it by written notice to the other party at least ninety (90) days prior to the then effective end of the Term.

2.	The parties further agree to amend the Agreement by deleting paragraph 7.1(a) in its entirety and replacing it with the following provision:

“Unless terminated pursuant to the terms herein, PROMOTER shall pay WRESTLER each Contract Year the total sum of Five Hundred Thousand Dollars ($500,000.00) (referred to hereinafter as “Minimum Annual Compensation”).  PROMOTER agrees, commencing with the Effective Date, to pay WRESTLER the Minimum Annual Compensation in fifty-two (52) weekly installments consistent with PROMOTER’s regular payment procedures.”

3.

All terms not defined in this First Amendment shall have the same meaning given them in the Agreement.  Except as expressly or by necessary implication modified by this First Amendment, the terms and conditions of the Agreement are hereby ratified and confirmed without limitation or exception and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

WORLD WRESTLING ENTERTAINMENT,

INC. (“Promoter”)

By:	/s/ Mark Carrano	/s/ Stephanie McMahon-Levesque
	Mark Carrano	Stephanie McMahon-Levesque
	VP, Talent Relations	(“Wrestler”)